EXHIBIT E


          Additional Information Regarding Principal Executive Officer
                     and Directors of the Investment Adviser

------------------------------- ------------------------------------------------ ----------------------------
Name and Address                Position with the Investment Adviser             Principal Occupation
------------------------------- ------------------------------------------------ ----------------------------
------------------------------- ------------------------------------------------ ----------------------------

------------------------------- ------------------------------------------------ ----------------------------
------------------------------- ------------------------------------------------ ----------------------------

------------------------------- ------------------------------------------------ ----------------------------
